UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 16, 2010

                             PVF Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-24948	34-1659805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30000 Aurora Road, Solon, Ohio                               44139
(Address of Principal Executive Offices)                   (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (440) 248-7171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

Item 8.01.   Other Events

On March 16, 2008, PVF Capital Corp. (the “Company”) completed the acquisition of its outstanding trust preferred securities with an aggregate liquidation amount of $10.0 million in exchange for $400,000 in cash, 280,241 shares of common stock, warrants to acquire 797,347 shares of common stock and warrants to acquire additional shares of common stock that become exercisable under certain circumstances  (the “Exchange”).  The Exchange is expected to generate after-tax income of approximately $6.0 million.  The income will be recorded during the quarter ending March 31, 2010.  For more information, see the Company’s press release, dated March 17, 2010, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.  A description of the terms of the warrants is set forth in Item 3.02 of the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on October 16, 2009, which description is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

           (a)   Not applicable.

           (b)   Not applicable.

           (c)   Not applicable.

           (d)   The following exhibit is filed herewith:

     Exhibit 99.1               Press release dated March 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PVF CAPITAL CORP.

Date: March 19, 2010	By:	/s/ Robert J. King, Jr.
Robert J. King, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)